SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 27, 2017

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 5.02 is hereby incorporated herein by reference.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 27, 2014, New Energy Technologies, Inc. (the “Company”) entered into an employment agreement with John Conklin (the “Conklin Employment Agreement”) pursuant to which Mr. Conklin will continue to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer and a member of the Company’s Board of Directors. The Conklin Employment Agreement has an effective date of January 1, 2018, and terminates on December 31, 2021. The Conklin Employment Agreement may be terminated with or without cause, by the Company or by Mr. Conklin, subject to the rights and obligations contained therein. Mr. Conklin’s prior employment agreement terminated December 31, 2017.

During the term of the Conklin Employment Agreement, Mr. Conklin will receive an annual base salary of $275,000, payable bi-monthly, reimbursement of his medical insurance premiums in an amount up to $2,166 per month and reimbursement of his business expenses incurred on behalf of the Company. Mr. Conklin is eligible for an annual incentive bonus, payable in cash and/or equity, in such amounts as the Company’s Board of Directors, in its sole discretion, deems appropriate. In addition, Mr. Conklin will receive up to a total of $5,000 per semester toward graduate school tuition and related tuition expenses (up to a maximum amount of $15,000 in any calendar year) for the University and educational program into which the Executive is accepted.

Additionally, Mr. Conklin was issued an option (the “Retention Option”) to purchase up to 1,008,000 shares of the Company’s common stock (the “Option Shares”), as described below.

In the event the Conklin Employment Agreement is terminated by the Company for Cause, or by Mr. Conklin without Good Reason, each as defined in the Conklin Employment Agreement, Mr. Conklin is eligible to receive his (i) Monthly Salary, prorated through the Effective Termination Date; (ii) Business Expense Reimbursements through the Effective Termination Date; (iii) Medical Insurance Reimbursement and any other benefits due to the Executive, prorated through the Effective Termination Date, as defined in the Conklin Employment Agreement.

In the event the Conklin Employment Agreement is terminated by the Company other than for Cause, or by Mr. Conklin for Good Reason, Mr. Conklin is eligible to receive a severance payment equal to:

(1) six (6) Monthly Payments as in effect on the date of termination if this Agreement is terminated after the Effective Date and prior to December 31, 2018;

(2) four (4) Monthly Payments as in effect on the date of termination if this Agreement is terminated after December 31, 2018 and prior to December 31, 2019;

(3) three (3) Monthly Payments as in effect on the date of termination if this Agreement is terminated after December 31, 2019 and prior to December 31, 2021; and

(4) in addition to the delivery of the applicable Severance Payment by the Company, 50 % of the then unvested Retention Options shall vest as of the Termination Date of the Conklin Employment Agreement.

The description of the Conklin Employment Agreement set forth herein is qualified in its entirety by reference to the full text of the Conklin Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

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Pursuant to the terms of the Conklin Employment Agreement the Company entered into a retention stock option agreement (the “Retention Option Agreement”) with Mr. Conklin setting forth the terms and conditions for the vesting and exercise of the Retention Option and the purchase of the Option Shares. The Option Agreement sets the exercise price for the Option Shares at $5.35 and allows Mr. Conklin to exercise the Option Shares on a “cashless basis” using the formula set forth therein until such time as the Company’s shares of common stock are listed on a national securities exchange. Thereafter, Retention Option may be exercised only on a “for cash” basis. Additionally, the Retention Option vests as to the Option Shares as follows: 21,000 Option Shares vest in arrears for each calendar month of service in which the Conklin Employment Agreement has not been terminated for the next four (4) years (1,008,000 shares in the aggregate).

The description of the Retention Option Agreement set forth herein is qualified in its entirety by reference to the full text of the Retention Option Agreement, a copy of which is attached as Exhibit A to Exhibit 10.1 hereto.

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been expressly qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement and are not included in this Current Report on Form 8-K;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Number	Description

10.1	Employment Agreement dated December 27, 2017 between Solarwindow Technologies, Inc. and John Conklin, effective as of January 1, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 3, 2018.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
John Conklin
President and Chief Executive Officer

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